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CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statements of American Country Holdings Inc. on Form S-8 (File Nos. 333-39657 and 333-94737) of our report dated March 22, 2001, on our audits of the consolidated financial statements and financial statement schedules of American Country Holdings Inc. as of December 31, 2000 and 1999, and for the three years ended December 31, 2000, which report is included in this Annual Report on Form 10-K.



March 22, 2001